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                                                                     Exhibit 4.4


                      RESALE REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                            NETWORKS ASSOCIATES, INC.

                                       AND

                              LEHMAN BROTHERS INC.

                           DATED AS OF AUGUST 17, 2001


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                                                                               2

               RESALE REGISTRATION RIGHTS AGREEMENT, dated as of August 17, 2001, between Networks Associates, Inc., a Delaware corporation (together with any successor entity, herein referred to as the "COMPANY"), and Lehman Brothers Inc., as initial purchaser (the "INITIAL PURCHASER") under the Purchase Agreement (as defined below).

               Pursuant to the Purchase Agreement, dated as of August 13, 2001, between the Company and the Initial Purchaser (the "PURCHASE AGREEMENT"), the Initial Purchaser has agreed to purchase from the Company $300,000,000 ($345,000,000 if the Initial Purchaser exercises its option in full) in aggregate principal amount of 5.25% Convertible Subordinated Notes due 2006 (the "SECURITIES"). The Securities initially may be convertible into fully paid, nonassessable shares of common stock, par value $0.01 per share, of the Company on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchaser to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 1 of the Purchase Agreement.

               The parties hereby agree as follows:

               1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

               "ADDITIONAL INTEREST": As defined in Section 3(a) hereof.

               "ADDITIONAL INTEREST PAYMENT DATE": Each February 15 and August
15.

               "AFFILIATE": The definition of "Affiliate" in the Indenture.

               "AGREEMENT": This Resale Registration Rights Agreement, as amended, modified or otherwise supplemented from time to time.

               "BLUE SKY APPLICATION": As defined in Section 6(a) hereof.

               "BUSINESS DAY": The definition of "Business Day" in the
       Indenture.

               "COMMISSION": Securities and Exchange Commission.

               "COMMON STOCK": The definition of "Common Stock" in the
       Indenture.

               "COMPANY": As defined in the preamble hereto.

               "EFFECTIVENESS PERIOD": As defined in Section 2(a)(iii) hereof.

               "EFFECTIVENESS TARGET DATE": As defined in Section 2(a)(ii) hereof.

               "EXCHANGE ACT": Securities Exchange Act of 1934, as amended.



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                                                                               3

               "HOLDER": A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

               "HOLDER QUESTIONNAIRE": As defined in Section 2(b) hereof.

               "INDEMNIFIED HOLDER": As defined in Section 6(a) hereof.

               "INDENTURE": The Indenture, dated as of August 17, 2001 between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "TRUSTEE"), pursuant to which the Securities are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

               "INITIAL PURCHASER": As defined in the preamble hereto.

               "MAJORITY OF HOLDERS": Holders holding over 50% of the aggregate principal amount of Transfer Restricted Securities outstanding; provided, however that in determining whether Transfer Restricted Securities are outstanding, Transfer Restricted Securities held for the account of the Company or of any of its Affiliates shall be disregarded; provided, further that for purpose of this definition, a holder of shares of Common Stock that constitute Transfer Restricted Securities when issued upon conversion of the Securities shall be deemed to hold an aggregate principal amount of Securities (in addition to the principal amount of Securities held by such holder) equal to the quotient of (x) the number of such shares of Common Stock received upon conversion of the Securities and then held by such holder and (y) the conversion rate(s) in effect at the time such Holder converted Securities into such shares of Common Stock as determined in accordance with the Indenture.

               "NASD": National Association of Securities Dealers, Inc.

               "PERSON": An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

               "PURCHASE AGREEMENT": As defined in the preamble hereto.

               "PROSPECTUS": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

               "QUESTIONNAIRE DEADLINE": As defined in Section 2(b) hereof.

               "RECORD HOLDER": With respect to any Additional Interest Payment Date, each Person who is a Holder on the Register on the February 1 or August 1 immediately preceding the relevant Additional Interest Payment Date. In the case of a Holder of shares of Common Stock issued upon conversion of the Securities, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer


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                                                                               4

       Restricted Securities on the February 1 or August 1 immediately preceding the relevant Additional Interest Payment Date.

               "REGISTER": The definition of "Register" in the Indenture.

               "REGISTRAR": The definition of "Registrar" in the Indenture.

               "REGISTRATION DEFAULT": As defined in Section 3(a) hereof.

               "SALE NOTICE": As defined in Section 4(e) hereof.

               "SECURITIES": As defined in the preamble hereto.

               "SECURITIES ACT": Securities Act of 1933, as amended.

               "SHELF FILING DEADLINE": As defined in Section 2(a)(i) hereof.

               "SHELF REGISTRATION STATEMENT": As defined in Section 2(a)(i) hereof.

               "SUSPENSION NOTICE". As defined in Section 4(c) hereof.

               "SUSPENSION PERIOD". As defined in Section 4(b)(i) hereof.

               "TIA": Trust Indenture Act of 1939, as amended, the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

               "TRANSFER RESTRICTED SECURITIES": Each Security and each share of Common Stock issued upon conversion of Securities for which a Holder has submitted their Holder Questionnaire by the Questionnaire Deadline until the earlier of:

                      (i) the date on which such Security or such share of
               Common Stock issued upon conversion thereof has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

                      (ii) the date on which such Security or such share of
               Common Stock issued upon conversion thereof is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

                      (iii) the date on which such Security or such share of
               Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).


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                                                                               5

               UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which Transfer Restricted Securities are sold to an underwriter for reoffering to the public pursuant to the Shelf Registration Statement.

               Unless the context otherwise requires, the singular includes the plural, and words in the plural include the singular.

               2. Shelf Registration

               (a) The Company shall:

                      (i) not later than 90 days after the date hereof (the
               "SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

                      (ii) use its reasonable efforts to cause the Shelf
               Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

                      (iii) use its reasonable efforts to keep the Shelf
               Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof (and subject to the right of the Company to suspend the use of the Shelf Registration Statement by delivery of a Suspension Notice in accordance with Section 4(b)(i) hereof) to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled, subject to
               Section 2(b), to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period (the "EFFECTIVENESS PERIOD") until the earliest of:

                                    (1) two years following the last date of
                             original issuance of any of the Securities; or

                                    (2) the date when the Holders of Transfer
                             Restricted Securities are able to sell all such Transfer Restricted Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

                                    (3) the date when all of the Transfer
                             Restricted Securities of those Holders that complete and deliver in a timely manner the Holder Questionnaire described below are registered under the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement.


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                                                                               6

               (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, prior to or on the 20th Business Day after the date of the Holder Questionnaire (or, in the case of a Holder that is a transferee of Transfer Restricted Securities, prior to or on the earlier of (i) the 20th business day after the completion of such transfer to the transferee and (ii) 9:00 a.m., San Francisco time, on the second Business Day before the effectiveness of the Shelf Registration Statement) (the "QUESTIONNAIRE DEADLINE"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws (the form of which request is attached as Appendix A to the offering memorandum dated August 13, 2001 regarding the sale of the Securities to the Initial Purchaser and is referred to herein as the "HOLDER QUESTIONNAIRE"). In connection with all requests for information from Holders of Transfer Restricted Securities with respect to inclusion of Transfer Restricted Securities in the Shelf Registration Statement, the Company shall notify such Holders of the requirements set forth in the preceding sentence. The Company agrees and undertakes that (i) it shall distribute a Holder Questionnaire no later than 20 Business Days prior to the effectiveness of the Shelf Registration Statement to each Holder at the address set forth on the Register of Securities maintained by the Registrar of the Securities or the records of the transfer agent of the Common Stock at such time, and (ii) upon the request of any Holder prior to 9:00 a.m., San Francisco time, on the second Business Day before the effectiveness of the Shelf Registration Statement, the Company shall distribute a Holder Questionnaire to such Holder at the address set forth in such request. Holders that do not complete the Holder Questionnaire and timely deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

        NO HOLDER OF TRANSFER RESTRICTED SECURITIES SHALL BE ENTITLED TO ADDITIONAL INTEREST PURSUANT TO SECTION 3 HEREOF UNLESS SUCH HOLDER SHALL HAVE PROVIDED ALL SUCH REASONABLY REQUESTED INFORMATION PRIOR TO OR ON THE QUESTIONNAIRE DEADLINE.

               3. Additional Interest.

               (a) If:

                      (i) the Shelf Registration Statement is not filed with the
               Commission prior to or on the Shelf Filing Deadline;

                      (ii) the Shelf Registration Statement has not been
               declared effective by the Commission prior to or on the Effectiveness Target Date;

                      (iii) except as provided in Section 4(b)(i) hereof, the
               Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose


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                                                                               7

               without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                      (iv) (A) prior to or on the 45th or 60th day, as the case
               may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay liquidated damages in the form of additional interest ("ADDITIONAL INTEREST") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the earlier of (1) the day on which the Registration Default has been cured and (2) the date the Shelf Registration Statement is no longer required to be kept effective, accruing at a rate:

                      (A) in respect of the Securities, to each holder of
               Securities, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the Securities, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the Securities; provided that in no event shall Additional Interest accrue at a rate per year exceeding 0.50% of the principal amount of the Securities; and

                      (B) in respect of any shares of Common Stock, to each
               holder of shares of Common Stock issued upon conversion of Securities, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the converted Securities, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the converted Securities; provided that in no event shall Additional Interest accrue at a rate per year exceeding 0.50% of the principal amount of the converted Securities.

               (b) All accrued Additional Interest shall be paid in arrears to Record Holders by the Company on each Additional Interest Payment Date in the same manner as the payment of interest on the Securities. Upon the cure of all Registration Defaults relating to any particular Security or share of Common Stock, the accrual of Additional Interest with respect to such Security or share of Common Stock will cease. The Company agrees to deliver all notices, certificates and other documents contemplated by the Indenture in connection with the payment of Additional Interest.

               Notwithstanding any other provision of this Agreement, no Additional Interest shall accrue as to any Transfer Restricted Security from and after the earlier of the date such security is no longer a Transfer Restricted Security and the expiration of the Effectiveness


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                                                                               8

Period. All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

               The parties hereto agree that the Holders of Transfer Restricted Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if a Registration Default were to occur. The parties hereto further agree that the Additional Interest provided for in this Section 3 constitutes a reasonable estimate of the damages that may be incurred by Holders of Transfer Restricted Securities by reason of a Registration Default. Therefore, the parties hereto agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Additional Interest is expressly provided for (including any non-compliance with a covenant that results, directly or indirectly, in a Registration Default) shall be such Additional Interest.

               4. Registration Procedures.

               (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities, and pursuant thereto, shall prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

               (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                      (i) Subject to any notice by the Company in accordance
               with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D) and the Company's right to invoke a Suspension Period in the manner described in this Section 4(b)(i), use its reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, unless a Suspension Period is then in effect, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-


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                                                                               9

               day period or 90 days in any 360-day period (each such period, a "SUSPENSION PERIOD") if:

                             (x) an event occurs and is continuing as a result
                      of which the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                             (y) the Company reasonably determines that the
                      disclosure of such event at such time would have a material adverse effect on the Company and its subsidiaries taken as a whole;

               provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend the 45-day Suspension Period from 45 days to 60 days. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

                      (ii) Prepare and file with the Commission such amendments
               and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (it being understood that the Company shall not be required to file a prospectus supplement pursuant to 424(b) with respect to any Holder that failed to submit their Holder Questionnaire by the Questionnaire Deadline) under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                      (iii) Advise in writing the underwriter(s), if any, and
               the selling Holders promptly (in the case of Holders, at the address set forth on the Register of Securities maintained by the Registrar of the Securities or the records of the transfer agent of the Common Stock at such time) of each of the following:

                                (A) when the Prospectus or any Prospectus
                        supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,


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                                                                              10

                                (B) any request by the Commission for amendments
                        to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                                (C) the issuance by the Commission of any stop
                        order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                                (D) the existence of any fact or the happening
                        of any event, during the Effectiveness Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (D) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Shelf Registration Statement no longer containing any such untrue or misleading statements).

                If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to promptly obtain the withdrawal or lifting of such order and will provide to each Holder (in the case of Holders, at the address set forth on the Register of Securities maintained by the Registrar of the Securities or the records of the transfer agent of the Common Stock at such time) who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                        (iv) If requested by any selling Holders or the
                underwriter(s), if any, incorporate in the Shelf Registration Statement or Prospectus, pursuant to an amendment prior to effectiveness if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation information relating to the "Plan of Distribution" of the Transfer Restricted Securities as specified by such Holder in such Holder Questionnaire to be delivered prior to the Questionnaire Deadline.


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                                                                              11

                        (v) Furnish to each selling Holder (in the case of
                Holders, at the address set forth in the Register of Securities or the records of the transfer agent of the Common Stock at such time) and each of the underwriter(s), if any, upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                        (vi) Deliver to each selling Holder (in the case of
                Holders, at the address set forth in the Register of Securities or the records of the transfer agent of the Common Stock at such time) and underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii) (D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                        (vii) In connection with an Underwritten Offering, the
                Company shall:

                                (A) upon request, furnish to each underwriter,
                        if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                                        (1) a certificate, dated the date of
                                such closing, signed by the Chief Financial
                                Officer of the Company confirming, as of the date thereof, the matters customarily covered in an officer's certificate to underwriters in connection with underwritten offerings of securities;

                                        (2) opinions, each dated the date of
                                such closing, of counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

                                        (3) customary comfort letters, dated the
                                date of such closing, from the Company's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities; and


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                                                                              12

                                (B) deliver such other documents and
                        certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (x).

                        (viii) Before any public offering of Transfer Restricted
                Securities, cooperate with the selling Holders, the underwriter(s), if any, and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

                        (ix) Cooperate with the selling Holders and
                underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days before any sale of Transfer Restricted Securities.

                        (xii) Use its reasonable efforts to cause the Transfer
                Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities.

                        (xiii) Subject to Section 4(b)(i) hereof, if any fact or
                event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided that the Company shall not be required to comply with the foregoing obligations during any Suspension Period of any period during which Additional Interest is accruing.


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                                                                              13

                        (xiv) Provide CUSIP numbers for all Transfer Restricted
                Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Securities that are in a form eligible for deposit with The Depository Trust Company.

                        (xv) Cooperate and assist in any filings required to be
                made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                        (xvi) Otherwise use its reasonable efforts to comply
                with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

                        (xvii) Cause the Indenture to be qualified under the TIA
                not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                        (xviii) Cause all Common Stock covered by the Shelf
                Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which Common Stock is then listed or quoted.

               (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                        (i) such Holder has received copies of the supplemented
                or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

                        (ii) such Holder is advised in writing by the Company
                that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

Each Holder agrees to keep the receipt of a Suspension Notice and its contents confidential. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

               (d) Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Company in writing, within 20 Business Days after the date of the Holder Questionnaire, such information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted Securities as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Holders that do not complete the Holder Questionnaire and deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement; provided, however, that notwithstanding the foregoing, transferees of all or a portion of a Holder's Transfer Restricted Securities who furnish the Company a completed Holder Questionnaire on or prior to the earlier of (i) the 20th business day after the completion of such transfer to the transferee and (ii) 9:00 a.m., San Francisco time, on the second Business Day before the effectiveness of the Shelf Registration Statement shall be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Company may from time to time reasonably request in writing.

               (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least five Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "SALE NOTICE"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence. Upon receipt of a Sale Notice, the Company shall inform each Holder in writing of the existence of a Suspension Period or otherwise, of the kind of event described in Section 4(b)(iii)(D).

               5. Registration Expenses.

                      All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                        (i) all registration and filing fees and expenses
                (including filings made with the NASD);

                        (ii) all fees and expenses of compliance with federal
                securities and state Blue Sky or securities laws;

                        (iii) all expenses of printing (including printing of
                Prospectuses and certificates for the Common Stock to be issued upon conversion of the Securities) and the Company's expenses for messenger and delivery services and telephone;

                        (iv) all fees and disbursements of counsel to the
                Company;

                        (v) all application and filing fees in connection with
                listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                        (vi) all fees and disbursements of independent certified
                public accountants of the Company.

               The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the foregoing, the Holders of the Transfer Restricted Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Transfer Restricted Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally and jointly), other than the counsel and experts that represent the Company specifically referred to above.

               6. Indemnification and Contribution.

               (a) The Company shall indemnify and hold harmless each Holder, such Holder's officers, directors and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "INDEMNIFIED HOLDER"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

                        (i) any untrue statement or alleged untrue statement of
                a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "BLUE SKY APPLICATION"); or

                        (ii) the omission or alleged omission to state therein
                any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein; provided, further, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement in this subsection (a) with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Indemnified Holder results from the fact that such Indemnified Holder sold Transfer Restricted Securities to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus in any case where such delivery is required by the Securities Act if the Company had previously furnished copies thereof in sufficient quantities to such Indemnified Holder and the loss, claim, damage or liability of such Indemnified Holder results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was
(i) identified to such Indemnified Holder at or prior to the earlier of the filing with the Commission or the furnishing to such Indemnified Holder of the corrected Prospectus and (ii) corrected in the final Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Indemnified Holder.

               (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and employees and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

                        (i) any untrue statement or alleged untrue statement of
                any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

                        (ii) the omission or the alleged omission to state
                therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and any such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company and any such officer, employee or controlling person.

               (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ a single counsel to represent jointly a the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this
Section 6 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their respective officers, employees and controlling persons that are different from or additional to those available to the Company, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

                        (i) without the prior written consent of the indemnified
                parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

                        (ii) be liable for any settlement of any such action
                effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

                        (i) in such proportion as is appropriate to reflect the
                relative benefits received by the Company from the offering and sale of the Transfer Restricted

                Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

                        (ii) if the allocation provided by clause (6)(d)(i) is
                not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

               7. Rule 144A. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

               8. Underwritten Registrations. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering if approved by the Company in its sole discretion; provided, however that no such Holder may participate in any Underwritten Registration hereunder unless such Holder:

                        (i) agrees to sell such Holder's Transfer Restricted
                Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

                        (ii) completes and executes all reasonable
                questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company. If requested by the underwriter(s), if any, the Company agrees to make appropriate officers of the Company available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" or marketing materials in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

               9. Miscellaneous.

               (a) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

               (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

               (c) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders.

               (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

                        (i) if to a Holder, at the address set forth on the
                records of the Registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                        (ii) if to the Company:

                              Networks Associates, Inc.
                              3965 Freedom Circle
                              Santa Clara, California 95054
                              Attention:Kent Roberts,
                                        Executive Vice President
                                        and General Counsel

                              Fax: (408) 346-5928
                              Tel: (408) 346-3718;

                              with a copy to:

                              Networks Associates Inc.
                              13465 Midway Road
                              Dallas, Texas 75244
                              Attention: Kent Roberts
                                         Executive Vice President
                                         And General Counsel
                              Fax: (972) 855-2796
                              Tel: (972) 855-2547;

                              with a copy to:

                              Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California  94304
                              Attention: Kurt Berney
                              Tel: (650) 493-9300
                              Fax: (650) 493-6811

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

               (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted

Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

               (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) Securities Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      NETWORKS ASSOCIATES, INC.

                                      By     /s/ Kent H. Roberts
                                         ---------------------------------------
                                             Name   Kent H. Roberts
                                             Title: EVP and General Counsel

                                      LEHMAN BROTHERS INC.

                                      By     /s/ Helen McLanire
                                         ---------------------------------------
                                             Authorized Representative